Exhibit 5.1

October 27, 2010

Gentiva Health Services, Inc.

3350 Riverwood Parkway

Suite 1400

Atlanta, Georgia 30339-3314

Re: Gentiva Health Services, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Gentiva Health Services, Inc., a Delaware corporation (the “Company”), and certain direct and indirect wholly-owned subsidiaries of the Company (the “Guarantors” and, together with the Company, the “Registrants”), in connection with the filing by the Registrants with the U.S. Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of the issuance of up to $325,000,000 aggregate principal amount of the Company’s new 11.5% Senior Notes due 2018 (the “New Notes”), which are unconditionally guaranteed by the Guarantors as to the payment of principal and interest (the “New Guarantees” and together with the New Notes, the “New Securities”), in exchange for all of the Company’s issued and outstanding 11.5% Senior Notes due 2018 (the “Original Notes”), which are unconditionally guaranteed by the Guarantors as to the payment of principal and interest thereon (the “Original Guarantees” and together with the Original Notes, the “Original Securities”) and which were originally issued and sold by the Registrants in reliance upon an exemption from registration under the Securities Act and are subject to certain transfer restrictions.

The Original Securities were issued, and the New Securities will be issued, under that certain Indenture, dated August 17, 2010 (the “Indenture”), by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In connection with our representation of the Registrants and the preparation of this opinion letter, we have examined the following documents (collectively, the “Documents”):

1. the Registration Statement;

2. the Indenture;

3. the form of New Notes;

4. the Company’s Certificate of Incorporation, as amended, as filed with the Secretary of State of the State of Delaware;

Gentiva Health Services, Inc.

October 27, 2010

5. the Company’s Bylaws, as amended;

6. the Organizational Documents of each of the Guarantors (“Organizational Documents” means (i) with respect to a corporation, such corporation’s Articles or Certificate of Incorporation and Bylaws or other equivalent organizational documents, as amended through the date hereof, (ii) with respect to a limited liability company, such limited liability company’s Articles of Organization and Operating Agreement or other equivalent organizational documents, as amended through the date hereof and (iii) with respect to a limited partnership, such limited partnership’s Certificate of Limited Partnership and Limited Partnership Agreement or other equivalent organizational documents, as amended through the date hereof);

7. resolutions adopted by the Company’s Board of Directors (including any committees thereof) in respect of the filing of the Registration Statement and the authorization and issuance of the New Notes, certified as of the date hereof by an officer of the Company;

8. resolutions adopted by the respective boards of directors, or in the case of a limited liability company, the board of managers, or in the case of a limited partnership, the general partner, of each of the Guarantors approving the filing of the Registration Statement and the authorization and issuance of the New Guarantees, certified as of the date hereof by an officer of each of the Guarantors; and

9. such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions set forth herein, we have assumed, without investigation, the following: (i) the genuineness of all signatures and the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies and the veracity of the Documents; (ii) that each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and (iii) each of the parties (other than the Company and the Guarantors) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Additionally, as to questions of fact in respect of the opinions hereinafter expressed, we have relied solely upon the Documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. the New Notes have been duly authorized for issuance;

2. the New Guarantees have been duly authorized for issuance;

3. when issued and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Certificate of Authentication by the Trustee), the New Notes will constitute the valid and binding obligations of the Company; and

Gentiva Health Services, Inc.

October 27, 2010

4. when the New Notes are issued and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Certificate of Authentication by the Trustee), the New Guarantees will constitute the valid and binding obligations of the Guarantors.

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or at law, (iii) the discretion of the court before which any proceeding therefor may be brought and (iv) to the extent required by any jurisdiction in which the New Notes are being executed, the payment of any documentary stamp taxes that may be due in connection therewith.

In addition, the opinion in paragraph 4 above is subject to the following qualifications:

a) the obligations of the Guarantors under the New Guarantees contained in the Indenture are subject to the defenses available to a surety or guarantor under applicable law, but the waivers of such defenses set forth in the Indenture are enforceable, subject to our other qualifications and exceptions set forth herein;

b) we advise you that it could be contended as to any Guarantor that it has not been given fair or reasonably equivalent consideration in respect of its New Guarantee, that such Guarantor is, or by issuing a New Guarantee may become, insolvent, and that such New Guarantee may be voidable by creditors of such Guarantor or by a trustee or receiver of such Guarantor in bankruptcy or similar proceedings pursuant to applicable bankruptcy, fraudulent conveyance or other laws; therefore, our opinion set forth in paragraph 4 above, insofar as it relates to the New Guarantees, is further limited by and subject to the effect of such laws;

c) provisions in the Indenture that provide that the Guarantors’ liability thereunder shall not be affected by (i) actions or failures to act on the part of the holders or the Trustee, (ii) amendments or waivers of provisions of documents governing the guaranteed obligations, or (iii) other actions, events, or circumstances that make more burdensome or otherwise change the obligations and liabilities of the Guarantors, might not be enforceable under circumstances and in the event of actions that change the essential nature of the terms and conditions of the guaranteed obligations; and

d) we have assumed consideration that is fair and sufficient to support the agreements of each Guarantor under the New Guarantees and Article 10 of the Indenture has been, and would be deemed by a court of competent jurisdiction to have been, duly received by each Guarantor.

We express no opinion with respect to:

a) the effect of any provision of the Indenture or the New Notes that is intended to permit modification or waiver thereof only by means of an agreement signed in writing by the parties thereto;

Gentiva Health Services, Inc.

October 27, 2010

b) the effect of any provision of the Indenture or the New Notes imposing penalties or forfeitures or any late charges, prepayment penalties, default interest or other similar provisions which may be deemed to constitute penalties;

c) the enforceability of any provision of either the Indenture or the New Notes to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations;

d) the effect of waivers of applicable statutes of limitations;

e) the enforceability of any provision of the Indenture or the New Notes regarding the severability of clauses or provisions of that document;

f) the effect of any provision of the Indenture or the New Notes relating to indemnification, contribution or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or negligence of the indemnified or exculpated person or the person receiving contribution;

g) the enforceability of the provisions of the Indenture or the New Notes (i) restricting access to legal or equitable remedies, (ii) purporting to waive or affect any rights to notices, (iii) allowing any party to declare indebtedness due and payable without notice (as some courts have held that acceleration may not be made except by an unequivocal act of the holder evidencing acceleration, which may include notice to the debtor), (iv) covenanting to take action the taking of which is discretionary with or subject to the approval of a third party or which is otherwise subject to contingencies the fulfillment of which are not within the control of the parties so covenanting, (v) providing for nonjudicial foreclosure, (vi) providing for specific performance and appointment of a receiver, (vii) providing that the failure by the Trustee or any holder of the New Notes to exercise any right, remedy or option under the Indenture or the New Notes shall not operate as a waiver, or (viii) purporting to establish evidentiary standards for suit or proceedings to enforce the Indenture or the New Notes; and

h) the validity, binding effect or enforceability of any provision of the Indenture or the New Notes related to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion letter is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to or delivered to any other person or entity without, in each instance, our prior written consent.

Gentiva Health Services, Inc.

October 27, 2010

We do not express any opinion herein concerning any law other than the laws of the State of Delaware, the laws of the State of New York and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

GREENBERG TRAURIG, LLP

/s/ Greenberg Traurig, LLP